                                 Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Current Report on Form 8-K of Citizens Bancshares, Inc. ("the Corporation") of our report dated February 19, 1998 on The Ohio Bank's balance sheets as of December 31, 1997 and 1996 and the related statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997, which report is included in the Corporation's Registration Statement on Form S-4 (SEC File Number 333-63533.)


                                             /s/ Crowe, Chizek and Company LLP

                                             Crowe, Chizek and Company LLP

Columbus, Ohio
September 22, 1998